UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2017

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices, Zip Code)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2017, Larry Raskin resigned as a member of the Board of Directors (the “Board”) of CV Sciences, Inc. (the “Company”). His resignation did not result from any disagreement with the Company. Mr. Raskin resigned as a director due to business commitments.

On May 10, 2017, the Board appointed Stephen Schmitz, M.D. as a director of the Company to fill the vacancy created by the resignation of Mr. Raskin. Pursuant to the Company’s Bylaws, Dr. Schmitz shall hold office until the next election of directors by the shareholders of the Company. It is expected that Dr. Schmitz will be named as a member of the Compensation Committees of the Board.

Dr. Schmitz is a board certified physician with nearly 20 years of experience in the pharmaceutical industry with extensive experience in drug safety, dietary supplement safety, clinical development and regulatory affairs. He has worked for several major pharmaceutical companies, in the therapeutic areas of neurosciences, ophthalmology, medical devices and orphan (rare) diseases. While the focus of his pharma career has been in drug safety, he has also worked in clinical development and served as the medical monitor for numerous studies. Before entering the pharmaceutical industry, Dr. Schmitz worked in preventive medicine, and practiced family and occupational medicine. Dr. Schmitz earned his B.S. in Biology from Fairfield University, an M.D. from Rutgers Medical School, and his M.P.H. from the Boston University School of Public Health. Since 2012, Dr. Schmitz has worked in drug safety for Shire, a global pharmaceutical company. Dr. Schmitz’ knowledge of the pharmaceutical industry as well as extensive business background makes him a valuable addition to the Board.

There are no arrangements or understandings between Dr. Schmitz and any other person pursuant to which Dr. Schmitz was selected as a director of the Company. Dr. Schmitz is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services, whereby each independent director receives $500 per meeting of the Board attended, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Dr. Schmitz in connection with his election to the Board, nor are there any grants or awards made to Dr. Schmitz in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.

Michael Mona, Jr.

President and Chief Executive Officer